EXHIBIT 10.85

FIRST AMENDED MEMBERSHIP INTEREST PURCHASE AGREEMENT REGARDING NMG IL 4, LLC

This First Amended Membership Interest Purchase Agreement Regarding NMG IL 4, LLC (“1st Amended Agreement-4”) is entered into on this 2nd day of December, 2022 by and between Big Stone Illinois LLC, and Illinois limited liability company (“Seller”) and DEP Nevada, Inc., a Nevada corporation (“Buyer”).  The Seller and the Buyer may be individually referred to herein as a “Party” or collectively as the “Parties”.

Whereas, on or about December 26th 2019, the Seller and the Buyer entered into a certain agreement styled as a Membership Interest Purchase Agreement (“MIPA-4”) wherein the Seller agreed to sell, and Buyer agreed to buy all of Seller’s membership interests in an Illinois limited liability company, known as NMG IL 4 LLC (“NMG 4");

Whereas, MIPA-4 contemplated the transfer of all of Seller’s membership interests NMG 4, and that such interest equaled 49 membership units (49% of the outstanding Membership interest as of the original Effective Date) in NMG-4;

Whereas, the transaction contemplated in MIPA 4 have not been closed, completed or otherwise consummated.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1. Ratification and Reaffirmation. The Parties hereby ratify and reaffirm the terms and conditions of MIPA-4 except as amended in Section 2 herein.

2. Amendment. MIPA-4 is hereby amended by striking and deleting the first preamble and thereafter inserting in lieu, in place and instead thereof the following:

“WHEREAS, Seller is the holder of one hundred (100 membership units (i.e., one hundred percent (100%) of the outstanding membership interest as of the Effective Date) (the “Subject Membership Interest”) in and to NMG IL 4, LLC, an Illinois limited liability company (the “Company”), as reflected on the books and records of Company.”

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

a. It has the full right, corporate power, and authority to enter into this 1st Amended Agreement-4 and to perform its obligations hereunder.

b. The execution of this 1st Amended Agreement-4 by the individual whose signature is set forth at the end of this 1st Amended Agreement-4 on behalf of such Party, and the delivery of this 1st Amended Agreement-4 by such Party, has been duly authorized by all necessary corporate action on the part of such Party.

c. This 1st Amended Agreement-4 has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

d. It (i) knows of no Claims against the other Party relating to or arising out of MIPA-4 that are not covered by the release contained in Section 2 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

4. Miscellaneous.

a. All notices, requests, consents, claims, demands, waivers, summons, and other legal process, and other similar types of communications hereunder (each, a "Notice") must be in writing and addressed to the relevant Party at the address set forth in the signature blocks below of this 1st Amended Agreement-4 (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 5(a). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 5(a).

b. This 1st Amended Agreement-4 and all related documents are governed by, and construed in accordance with, the laws of the State of Illinois, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Illinois.

c. This 1st Amended Agreement-4 and each of the terms and provisions hereof may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.

d. Neither Party may assign, transfer, or delegate any or all of its rights or obligations under this 1st Amended Agreement-4 without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may assign this 1st Amended Agreement-4 to an affiliate, a successor-in-interest by consolidation, merger, or operation of law or to a purchaser of all or substantially all of the Party's assets. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing will be null and void. This 1st Amended Agreement-4 will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

e. The Parties drafted this 1st Amended Agreement-4 without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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f. If any term or provision of this 1st Amended Agreement-4 is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this 1st Amended Agreement-4 or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this 1st Amended Agreement-4 so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

g. Each of the Parties shall, from time to time at the request, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this 1st Amended Agreement-4 and give effect to the transactions contemplated hereby.

h. This 1st Amended Agreement-4 constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

i. Each Party shall pay its own costs and expenses in connection with the drafting, negotiation, and execution of this 1st Amended Agreement-4 (including the fees and expenses of its advisors, accountants, and legal counsel).

j. This 1st Amended Agreement-4 benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this 1st Amended Agreement-4, express or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this 1st Amended Agreement-4.

k. This 1st Amended Agreement-4 may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this 1st Amended Agreement as of the date first written above.

Big Stone Illinois LLC
By	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Authorized Signatory
Address:	2625 N Green Valley Pkwy, #150 Henderson NV 89014

DEP Nevada, Inc.
By	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Authorized Signatory
Address:	2625 N Green Valley Pkwy, #150 Henderson NV 89014

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